Exhibit 99.1

    GUESS?, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2004 FINANCIAL RESULTS

 * 4Q EPS of $0.33 Versus $0.27 in 4Q Last Year, a 26% Increase in Net Earnings

               * Full Year 2004 EPS of $0.66 Versus $0.17 in 2003

    LOS ANGELES, Feb. 16 /PRNewswire-FirstCall/ -- Guess?, Inc. (NYSE: GES) today reported financial results for the fourth quarter and fiscal year ended December 31, 2004.

    Fourth Quarter Results
    For the fourth quarter of 2004, the Company reported net earnings of $14.9 million, or diluted earnings of $0.33 per share, compared to net earnings of $11.8 million, or diluted earnings of $0.27 per share, for the fourth quarter of 2003. The 2003 fourth quarter results include impairment charges of $1.6 million ($0.9 million net of tax), or $0.02 per diluted share, of which $1.2 million related to the Company's decision to close its 10 underperforming kids' stores.

    Carlos Alberini, President and Chief Operating Officer, commented, "The fourth quarter capped off a strong year for Guess?. Results for the quarter reflect sales and margin growth, including improved wholesale performance and a higher licensing contribution. As anticipated, retail sales growth during the quarter moderated from the pace seen earlier in the year, and we experienced higher expenses in this segment due to the launch of our new concepts, Marciano and Guess? Accessories. We continue to remain focused on enhancing the strength of our balance sheet and finished the year with significantly higher cash and cash equivalents, lower debt and reduced inventory levels. We look forward to building on our momentum in 2005 as we pursue a number of exciting growth initiatives."

    "Our balance sheet has continued to improve with cash and restricted cash at year-end 2004 totaling $109.7 million versus $71.7 million a year ago, inventories down 1.4% from a year ago in spite of store growth, and a decrease in total debt of over $13 million from the prior year-end," Mr. Alberini said.

    Total net revenue for the fourth quarter of 2004 increased 12.4% to $224.0 million from $199.3 million in the fourth quarter of 2003. The Company's retail stores, including those in Canada, generated revenues of $172.0 million in the 2004 fourth quarter, an 11.5% increase from $154.2 million reported in the same period a year ago. Comparable store sales increased 4.4% during the fourth quarter of 2004 from the year-ago period. Net revenue from the Company's wholesale segment was $39.6 million in the fourth quarter of 2004, compared to $34.2 million in the year-ago period. Licensing segment net revenue increased 13.7% to $12.4 million in the 2004 fourth quarter from $10.9 million in the fourth quarter last year.

    Full Year 2004 Results
    For the full year ended December 31, 2004, the Company reported net earnings increased to $29.6 million, or diluted earnings of $0.66 per share, versus net earnings of $7.3 million, or diluted earnings of $0.17 per share, in the comparable 2003 period. The 2003 results include impairment and severance charges of $2.4 million, ($1.4 million net of tax), or $0.03 per diluted share.

    Total net revenue for 2004 increased 14.6% to $729.3 million from $636.6 million in 2003. The Company's retail stores, including those in Canada, generated revenue of $518.9 million for 2004, an increase of 15.9% from $447.7 million for last year. Comparable store sales increased 9.9% for the 2004 year. Net revenue from the Company's wholesale segment increased 9.4% to $163.2 million in 2004, from $149.1 million in 2003. Licensing segment net revenue for 2004 increased 18.8% to $47.2 million from $39.8 million for the prior year.

    The Company will hold a conference call at 10:30 am (ET) on February 16, 2005 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the "Investor's Info" link from the "Guess, Inc." section of the site. The webcast will be archived on the website for 30 days.

    Guess?, Inc. designs, markets, distributes and licenses one of the world's leading lifestyle collections of contemporary apparel, accessories and related consumer products.

    Except for historical information contained herein, certain matters discussed in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods and other future events to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ from current expectations include, among other things, the continued availability of sufficient working capital, the successful integration of new stores into existing operations, the continued desirability and customer acceptance of existing and future product lines (including licensed product lines), possible cancellations of wholesale orders, the success of competitive products, and the availability of adequate sources of capital. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K for the fiscal year ended December 31, 2003 including but not limited to the risk factors discussed therein, could affect the forward-looking statements contained herein and in the Company's other public documents.

    For further information please contact: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582; or Frederick G. Silny, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Wendi Kopsick of Kekst and Company, +1-212-521-4800, for Guess?, Inc.

                          Guess?, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                                              Three Months Ended
                                         -------------------------------------------------------------
                                                  December 31,                    December 31,
                                                     2004                             2003
                                         -----------------------------   -----------------------------
                                               $               %               $               %
                                         -------------   -------------   -------------   -------------
Net revenue
  Product sales                          $     211,573            94.5%  $     188,371            94.5%
  Net royalties                                 12,410             5.5%         10,914             5.5%
                                               223,983           100.0%        199,285           100.0%

Cost of product sales                          135,573            60.5%        123,062            61.8%

Gross profit                                    88,410            39.5%         76,223            38.2%

Selling, general and
 administrative expenses                        62,264            27.8%         52,366            26.2%

Restructuring, impairment
 and severance charges                              --              --           1,579             0.8%

Earnings from operations                        26,146            11.7%         22,278            11.2%

Other (income) expense:
  Interest expense                               1,293             0.6%          1,595             0.8%
  Interest Income                                 (275)           (0.1)%           (34)             --
  Other, net                                      (265)           (0.1)%            --              --

Earnings before income
 taxes                                          25,393            11.3%         20,717            10.4%

Income taxes                                    10,540             4.7%          8,910             4.5%

Net earnings                             $      14,853             6.6%  $      11,807             5.9%

Net earnings per share:
  Basic                                  $        0.34                   $        0.27
  Diluted                                $        0.33                   $        0.27

Weighted number of shares outstanding:
  Basic                                         44,169                          43,567
  Diluted                                       44,622                          44,149

                                                                   Year Ended
                                         -------------------------------------------------------------
                                                  December 31,                    December 31,
                                                     2004                             2003
                                         -----------------------------   -----------------------------
                                               $               %               $               %
                                         -------------   -------------   -------------   -------------
Net revenue
  Product sales                          $     682,020            93.5%  $     596,806            93.8%
  Net royalties                                 47,242             6.5%         39,779             6.2%
                                               729,262           100.0%        636,585           100.0%

Cost of product sales                          455,278            62.4%        416,430            65.4%

Gross profit                                   273,984            37.6%        220,155            34.6%

Selling, general and
 administrative expenses                       218,502            30.0%        197,130            31.0%

Restructuring, impairment
 and severance charges                              --              --           2,425             0.4%

Earnings from operations                        55,482             7.6%         20,600             3.2%

Other (income) expense:
  Interest expense                               5,653             0.7%          7,974             1.2%
  Interest Income                                 (619)           (0.1)%          (134)             --
  Other, net                                      (265)             --             (26)             --

Earnings before income
 taxes                                          50,713             7.0%         12,786             2.0%

Income taxes                                    21,147             2.9%          5,500             0.9%

Net earnings                             $      29,566             4.1%  $       7,286             1.1%

Net earnings per share:
  Basic                                  $        0.67                   $        0.17
  Diluted                                $        0.66                   $        0.17

Weighted number of shares outstanding:
  Basic                                         44,010                          43,279
  Diluted                                       44,544                          43,558

                          Guess?, Inc. and Subsidiaries
                            Consolidated Segment Data
                                 (in thousands)
                                   (Unaudited)

                                        Three Months Ended                Year Ended
                                   ---------------------------   ---------------------------
                                      Dec. 31        Dec. 31        Dec. 31        Dec. 31
                                       2004           2003           2004           2003
                                   ------------   ------------   ------------   ------------
Net revenue:
  Retail operations                $    171,950   $    154,178   $    518,855   $    447,693
  Wholesale operations                   39,623         34,193        163,165        149,113
  Licensing operations                   12,410         10,914         47,242         39,779
                                   $    223,983   $    199,285   $    729,262   $    636,585
Earnings (loss) from operations:
  Retail operations                $     24,177   $     24,945   $     47,788   $     32,370
  Wholesale operations                     (493)        (3,287)         2,183         (8,976)
  Licensing operations                    9,544          9,106         37,722         32,281
  Corporate overhead                     (7,082)        (8,486)       (32,211)       (35,075)
                                   $     26,146   $     22,278   $     55,482   $     20,600

                          Guess?, Inc. and Subsidiaries
               Selected Condensed Consolidated Balance Sheet Data
                                 (in thousands)
                                   (Unaudited)

                                            December 31,   December 31,
                                                2004           2003
                                            ------------   ------------
             ASSETS

Cash and cash equivalents                   $    106,003   $     67,163

Restricted cash                                    3,660          4,509

Receivables, net                                  53,915         32,602

Inventories, net                                  82,329         83,530

Other current assets                              25,116         22,840

Property and equipment, net                      113,944        114,403

Other assets                                      39,337         37,718

  Total Assets                              $    424,304   $    362,765

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current installments of notes payable
 and long-term debt                         $     13,430   $     13,931

Other current liabilities                        119,369         96,944

Notes payable and long-term debt,
 excluding current installments                   41,396         54,161

Other liabilities                                 29,532         14,947

Stockholders' equity                             220,577        182,782

  Total Liabilities and Stockholders'
   Equity                                   $    424,304   $    362,765

                          Guess?, Inc. and Subsidiaries
                      Condensed Consolidated Cash Flow Data
                                 (in thousands)
                                   (Unaudited)

                                                     Year Ended
                                            ---------------------------
                                            December 31,   December 31,
                                                2004           2003
                                            ------------   ------------
Net cash provided by operating
 activities                                 $     74,103   $     62,474

Net cash used in investing activities            (26,597)       (18,384)

Net cash used in financing activities             (8,813)        (9,175)

Effect of exchange rates on cash                     147            495

Net increase in cash and cash
 equivalents                                      38,840         35,410

Cash and cash equivalents at the
 beginning of the year                            67,163         31,753

Cash and cash equivalents at the end
 of the period                              $    106,003   $     67,163


Supplemental information:

Depreciation and amortization               $     35,442   $     34,944

Rent                                              63,352         59,151

                          Guess?, Inc. and Subsidiaries
                                Retail Store Data
                                   (Unaudited)

                                                     Year Ended
                                            ---------------------------
                                            December 31,   December 31,
                                                2004           2003
                                            ------------   ------------
Number of stores at the beginning of
 the year                                            265            249

  Store openings                                      34             20

  Store closures                                     (12)            (4)

Number of stores at the end of the
 period                                              287            265

Total store square footage at the end
 of the period                                 1,460,000      1,372,000

SOURCE  Guess?, Inc.
    -0-                             02/16/2005
    /CONTACT: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582; or Frederick G. Silny, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Wendi Kopsick of Kekst and Company, +1-212-521-4800, for Guess?, Inc./
    /Web site:  http://www.guess.com /